Exhibit 10.1

Amendment to the TopBuild Corp. 2015 Long Term Stock Incentive Plan

(as previously amended and restated effective May 2, 2016)

THIS AMENDMENT, is made as of February 18, 2019, by TopBuild Corp. (“the Company”);

WHEREAS, the Company has heretofore established and maintains the TopBuild Corp. 2015 Long Term Stock Incentive Plan, as amended and restated effective May 2, 2016 (the “Plan”); and

WHEREAS, pursuant to Section 8 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan in certain respects;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respect, effective upon the date hereof:

1.	Section 2(e) of the Plan is hereby restated in its entirety as follows:

(e)   “Change in Control” means the occurrence of any of the following events:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 40% of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (iii)(1) below;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2019, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on January 1, 2019 or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then-outstanding securities; or

(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the definition of Change in Control: “Beneficial Owner” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.

The Section numbered as Section 6(a)(i)(i) (the text of which is “vesting requirements including, for time-based Awards in excess of 5% of the number of Shares available for Awards pursuant to Section 4, a vesting period of no less than one year, except with respect to substitute awards for grants made under a plan of an acquired business entity or in limited cases of an intervening event related to death, disability, retirement, or a Change in Control, and”) is hereby re-designated as Section 6(a)(i)(D).

3.	Section 7(i) of the Plan is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, an Award Agreement may provide for the application of a different clawback policy and, in the event that an Award Agreement so provides, the clawback policy set forth in the Award Agreement (and not the policy set forth in this Section 7(i)) shall govern the applicable Participant’s obligations.